Exhibit 99.1

Scholastic Reports First Quarter Fiscal 2017 Results

Solid Revenue Gains in all Segments, Led by Children's Books on Strong Harry Potter Sales

NEW YORK, Sept. 22, 2016 /PRNewswire/ -- Scholastic Corporation (NASDAQ: SCHL), the global children's publishing, education and media company, today reported results for the Company's fiscal 2017 first quarter ended August 31, 2016.

Revenue in the first quarter was $282.7 million, compared to $191.2 million a year ago, an increase of $91.5 million, or 48%. Operating loss from continuing operations was $63.1 million versus a loss of $79.5 million in the prior year period, an improvement of 21%. The Company reported a first quarter loss per share from continuing operations of $1.15, versus a loss per share from continuing operations of $1.46 in the prior year period. Scholastic typically records a loss in its fiscal first quarter, when most U.S. schools are not in session.

First quarter revenue increases were reported in all three segments – Children's Book Publishing and Distribution, Education, and International – led by the Trade division's sales of Harry Potter and the Cursed Child, Parts One and Two, which was released in late July. The first quarter is not significant for book clubs and book fairs since most schools are not in session. Education continued its strong performance, with momentum carrying over from the fourth quarter of fiscal 2016, showing year-over-year sales gains in classroom books, including guided reading and summer reading programs, and classroom magazines. International businesses, especially the major markets of Canada and Australia/New Zealand, started the fiscal year with stronger trade revenues, particularly in Canada where the new Harry Potter title drove strong top line growth.

"Our strategy to simplify our businesses and focus on core growth opportunities delivered strong results in the first quarter of 2017 with comparable year-over-year gains in all three business segments" said Richard Robinson, Chairman, President and Chief Executive Officer. "Trade publishing was the standout in the quarter with the release of Harry Potter and the Cursed Child, Parts One and Two, the eighth story in the Harry Potter franchise, and, as anticipated, we recognized the most significant portion of the script book's sales in this quarter. We are looking forward to the release of the Fantastic Beasts and Where to Find Them original screenplay by JK Rowling late in the second quarter, as well as licensed publishing related to the Fantastic Beasts film and the original Harry Potter movies. In Education, our customized curriculum solutions, favored by many schools as an engaging and effective alternative to basal reader textbooks, had double-digit growth in the quarter. International is also off to a good start to the year with both strong trade publishing in the major markets and better performance in Asia. Lastly, we remain on track with our investment plan to create premium retail space and modernize our headquarters office space, as well as to improve our technology systems to provide better information to serve our U.S. and international customers more efficiently and at a lower cost."

Cash Flow and Cash Position

Net cash used in operating activities was $105.5 million in the current fiscal quarter compared to net cash used in operating activities of $291.7 million in the first quarter of fiscal 2016. The Company had free cash use (as defined in the accompanying tables) of $122.4 million in the current quarter, which was in line with the Company's expectations, compared to free cash use of $303.2 million a year ago.

At quarter end, the Company's cash and cash equivalents exceeded the Company's total debt by $275.5 million, compared to $244.6 million a year ago. The reduction in the Company's net cash position from the balance reported at fiscal year-end May 31, 2016 of $393.4 million was primarily due to normal seasonal working capital requirements in its first fiscal quarter as the Company builds inventories in advance of the school selling season, as well as increased investment, mainly in the form of royalty advances, for an expanded frontlist of titles and licensed product.

One-Time Items

The prior year period included one-time expenses of $2.4 million, or $0.04 per share, related to severance and a warehouse optimization project in the Company's book fair operations. Excluding these one-time items in the prior year period, first quarter operating loss was $63.1 million, compared to an operating loss of $77.1 million, an improvement of 18%, and loss per share from continuing operations improved 19% to $1.15, compared to a loss of $1.42 per share, in the first quarter of fiscal 2016.

Fiscal 2017 Outlook Affirmed

Scholastic affirmed its fiscal 2017 outlook for total revenue of $1.7 to $1.8 billion and earnings per diluted share from continuing operations in the range of $1.60 to $1.70, excluding one-time items. The Company continues to expect free cash flow in the range of $40 to $50 million.

First Quarter Results

Children's Book Publishing and Distribution. Segment revenue in the first quarter was $137.8 million, compared to $67.7 million in the prior year period, an increase of 104%. In addition to the strong frontlist performance of Harry Potter and the Cursed Child, Parts One and Two, Trade sales, up $69.6 million, or 147%, versus the prior year period, were also bolstered by new releases including Dog Man by Dav Pilkey, A New Class, the fourth book in the Star Wars: Jedi Academy series, and Ghosts by Raina Telgemeier, as well as strong backlist sales of titles in the Harry Potter franchise. Although the first quarter is the smallest quarter for the segment's clubs and fairs, the Company showed a $0.5 million, or 2%, sales increase over prior year in these two businesses. The first quarter operating loss for the segment improved to $36.2 million, from an operating loss of $56.0 million a year ago, primarily as a result of higher trade sales.

Education. Segment revenue was $55.2 million, an increase of $4.8 million, or 10%, compared to $50.4 million in the prior year period. The increase was driven by higher sales of the Company's classroom books and classroom magazines, partially offset by lower advertising revenues. Segment operating loss of $4.4 million was basically equivalent to the prior year period's loss of $4.3 million, and was largely the result of increased salary-related costs for the annualized impact of the expanded education sales force and marketing support.

International. Segment revenue in the first quarter rose to $89.7 million, from $73.1 million in the prior year period, an increase of $16.6 million, or 23%. This increase was primarily driven by strong sales of the new Harry Potter title in Canada and local trade publishing in the other major markets, as well as stronger performance in Asia. Segment operating income improved $6.6 million to $3.9 million, from a loss of $2.7 million a year ago, mainly as a result of the higher international sales volume.

Other Financial Results. Corporate overhead expenses were $26.4 million, compared to $16.5 million in the prior year period, including one-time items of $1.4 million in the first quarter of fiscal 2016. The increase in corporate overhead charges in the current quarter was primarily the result of planned higher spending on strategic technology platforms, higher medical claims experience in the quarter, the impact of a wage improvement program at the Company's shared services operation, and higher facilities-related spend.

As previously announced, the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share on the Company's Class A and Common Stock for the second quarter of fiscal 2017. The dividend is payable on December 15, 2016 to shareholders of record as of the close of business on October 31, 2016.

Additional Information

To supplement the financial statements presented in accordance with GAAP, the Company includes certain non-GAAP calculations and presentations. Please refer to the non-GAAP financial tables attached to this press release for supporting details on special one-time items and other financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 8:30 am ET today, September 22, 2016. Scholastic's Chairman, President and CEO, Richard Robinson, and Executive Vice President, CAO and CFO, Maureen O'Connell, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic's website, www.scholastic.com. Participation by telephone will be available by dialing (877) 654-5161 from within the U.S. or +1 (678) 894-3064 internationally. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted at investor.scholastic.com. An audio-only replay of the call will be available by dialing (855) 859-2056 from within the U.S. or +1 (404) 537-3406 internationally, and entering access code 70599122. The recording will be available through Friday, September 30, 2016.

About Scholastic

Scholastic Corporation (NASDAQ: SCHL) is the world's largest publisher and distributor of children's books, a leading provider of print and digital instructional materials for pre-K to grade 12, and a producer of educational and entertaining children's media. The Company creates quality books and ebooks, print and technology-based learning programs, classroom magazines and other products that, in combination, offer schools customized solutions to support children's learning both at school and at home. The Company also makes quality, affordable books available to all children through school-based book clubs and book fairs. With a 96 year history of service to schools and families, Scholastic continues to carry out its commitment to "Open a World of Possible" for all children. Learn more at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

SCHOLASTIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in millions except per share data)

	THREE MONTHS ENDED
	08/31/16	08/31/15

Revenues	$282.7	$191.2

Operating costs and expenses:
Cost of goods sold	169.7	114.5
Selling, general and administrative expenses (1)	163.7	144.2
Bad debt expense	2.9	1.5
Depreciation and amortization	9.5	10.5

Total operating costs and expenses	345.8	270.7

Operating income (loss)	(63.1)	(79.5)

Interest expense, net	0.3	0.1

Earnings (loss) from continuing operations before income taxes	(63.4)	(79.6)

Provision (benefit) for income taxes	(23.9)	(30.7)

Earnings (loss) from continuing operations	(39.5)	(48.9)

Earnings (loss) from discontinued operations, net of tax	(0.1)	(0.5)

Net income (loss)	($39.6)	($49.4)

Basic and diluted earnings (loss) per Share of Class A and Common Stock: (2)
Basic:
Earnings (loss) from continuing operations	(1.15)	(1.46)
Earnings (loss) from discontinued operations, net of tax	(0.00)	(0.02)
Net income (loss)	(1.15)	(1.48)

Diluted:
Earnings (loss) from continuing operations	(1.15)	(1.46)
Earnings (loss) from discontinued operations, net of tax	(0.00)	(0.02)
Net income (loss)	(1.15)	(1.48)

Basic weighted average shares outstanding	34,420	33,402
Diluted weighted average shares outstanding	34,420	33,402

(1)

In the three months ended August 31, 2015, the Company recognized a pretax charge related to a warehouse optimization project in the Company's book fairs operations of $1.0 and pretax severance expense of $1.4 as part of cost reduction programs.

(2)

Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

SCHOLASTIC CORPORATION
RESULTS OF CONTINUING OPERATIONS - SEGMENTS
(UNAUDITED)
(Amounts in millions)

	THREE MONTHS ENDED
	08/31/16	08/31/15	Change

Children's Book Publishing and Distribution
Revenue
Book Clubs	$8.5	$7.7	$0.8	10%
Book Fairs	12.4	12.7	(0.3)	(2%)
Consolidated Trade	116.9	47.3	69.6	147%
Total revenue	137.8	67.7	70.1	104%
Operating income (loss)	(36.2)	(56.0)	19.8
Operating margin	-	-

Education
Revenue	55.2	50.4	4.8	10%
Operating income (loss)	(4.4)	(4.3)	(0.1)
Operating margin	-	-

International
Revenue	89.7	73.1	16.6	23%
Operating income (loss)	3.9	(2.7)	6.6
Operating margin	4.3%	-

Overhead expense	26.4	16.5	(9.9)	(60%)

Operating income (loss)	($63.1)	($79.5)	$16.4

SCHOLASTIC CORPORATION
SUPPLEMENTAL INFORMATION
(UNAUDITED)
(Amounts in millions)

SELECTED BALANCE SHEET ITEMS

		08/31/16	08/31/15

Continuing Operations
	Cash and cash equivalents	$287.6	$250.3
	Restricted cash	5.0	32.0
	Accounts receivable, net	222.6	148.0
	Inventories, net	375.7	367.0
	Accounts payable	203.6	224.3
	Accrued royalties	66.3	39.8
	Lines of credit, short-term debt and current portion of long-term debt	12.1	5.7
	Long-term debt, excluding current portion	0.0	0.0
	Total debt	12.1	5.7
	Total capital lease obligations	8.4	0.7
	Net debt (1)	(275.5)	(244.6)

Discontinued Operations
	Total assets of discontinued operations	0.5	0.9
	Total liabilities of discontinued operations	0.3	3.0

Total stockholders' equity		1,218.6	1,179.5

SELECTED CASH FLOW ITEMS

		THREE MONTHS ENDED
		08/31/16	08/31/15

	Net cash provided by (used in) operating activities	($105.5)	($291.7)
	Less: Additions to property, plant and equipment	10.2	5.6
	Pre-publication and production costs	6.7	5.9

	Free cash flow (use) (2) (3)	($122.4)	($303.2)

(1)

Net debt is defined by the Company as lines of credit and short-term debt plus long-term-debt, net of cash and cash equivalents.  The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company's effective leverage and financing needs.

(2)

Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances), reduced by spending on property, plant and equipment and pre-publication and production costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions.  The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

(3)	Free cash flow (use) includes discontinued operations for the three months ended August 31, 2016 and August 31, 2015.

SCHOLASTIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS SUPPLEMENTAL
(UNAUDITED)
(Amounts in millions except per share data)

	THREE MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	08/31/16	items	One-time items	08/31/15	items	One-time items

Revenues	$282.7	$0.0	$282.7	$191.2	$0.0	$191.2

Operating costs and expenses:
Cost of goods sold	169.7	-	169.7	114.5	-	114.5
Selling, general and administrative expenses (1)	163.7	-	163.7	144.2	(2.4)	141.8
Bad debt expense	2.9	-	2.9	1.5	-	1.5
Depreciation and amortization	9.5	-	9.5	10.5	-	10.5

Total operating costs and expenses	345.8	-	345.8	270.7	(2.4)	268.3

Operating income (loss)	(63.1)	-	(63.1)	(79.5)	2.4	(77.1)

Interest expense, net	0.3	-	0.3	0.1	-	0.1

Earnings (loss) from continuing operations before income taxes	(63.4)	-	(63.4)	(79.6)	2.4	(77.2)

Provision (benefit) for income taxes	(23.9)	-	(23.9)	(30.7)	1.0	(29.7)

Earnings (loss) from continuing operations	(39.5)	-	(39.5)	(48.9)	1.4	(47.5)

Earnings (loss) from discontinued operations, net of tax	(0.1)	-	(0.1)	(0.5)	-	(0.5)

Net income (loss)	($39.6)	$0.0	($39.6)	($49.4)	$1.4	($48.0)

Earnings (loss) per diluted share from continuing operations	(1.15)	-	(1.15)	(1.46)	0.04	(1.42)
Earnings (loss) per diluted share from discontinued operations, net of tax	(0.00)	-	(0.00)	(0.02)	-	(0.02)
Net income (loss) per diluted share	(1.15)	-	(1.15)	(1.48)	0.04	(1.44)

(1)

In the three months ended August 31, 2015, the Company recognized a pretax charge related to a warehouse optimization project in the Company's book fairs operations of $1.0 and pretax severance expense of $1.4 as part of cost reduction programs.

SCHOLASTIC CORPORATION
RESULTS OF CONTINUING OPERATIONS - SEGMENT SUPPLEMENTAL
(UNAUDITED)
(Amounts in millions except per share data)

		THREE MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		08/31/16	items	One-time items	08/31/15	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$8.5		$8.5	$7.7		$7.7
	Book Fairs	12.4		12.4	12.7		12.7
	Consolidated Trade	116.9		116.9	47.3		47.3
	Total revenue	137.8		137.8	67.7		67.7
	Operating income (loss) (1)	(36.2)	-	(36.2)	(56.0)	1.0	(55.0)
	Operating margin	-		-	-		-

	Education
	Revenue	55.2		55.2	50.4		50.4
	Operating income (loss)	(4.4)		(4.4)	(4.3)		(4.3)
	Operating margin	-		-	-		-

	International
	Revenue	89.7		89.7	73.1		73.1
	Operating income (loss)	3.9		3.9	(2.7)		(2.7)
	Operating margin	4.3%		4.3%	-		-

	Overhead expense (2)	26.4	-	26.4	16.5	(1.4)	15.1

	Operating income (loss)	($63.1)	$0.0	($63.1)	($79.5)	$2.4	($77.1)

(1)	In the three months ended August 31, 2015, the Company recognized a pretax charge related to a warehouse optimization project in the Company's book fairs operations of $1.0.
(2)	In the three months ended August 31, 2015, the Company recognized pretax severance expense of $1.4 as part of cost reduction programs.

Logo - http://photos.prnewswire.com/prnh/20100914/SIRLOGO

CONTACT: Scholastic Corporation, Investors: Gil Dickoff, (212) 343-6741, investor_relations@scholastic.com | Media: Kyle Good, (212) 343-4563, kgood@scholastic.com